Exhibit 3.3

DATE:	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY.	CERT	COPY
06/16/2010	201016601542	DOMESTIC/AMENDMENT TO ARTICLES (AMD)	37,650.00	.00		.00	.00

Receipt

This is not a bill. Please do not remit payment.

CARLILE, PATCHEN & MURPHY LLP
MICHELLE CARRION

366 E. BROAD ST.

COLUMBUS, OH 43215

STATE OF OHIO

CERTIFICATE

Ohio Secretary of State, Jennifer Brunner

801461

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

ADCARE HEALTH SYSTEMS, INC.

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
DOMESTIC/AMENDMENT TO ARTICLES	201016601542

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 15th day of June, A.D. 2010.
United States of America
State of Ohio
Office of the Secretary of State	Ohio Secretary of State

From: Unknown	Date: 6/16/2010 11:33:31 AM

www.state.oh.us/sos e-mail: busserv@sos.state.oh.us	Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)	Expedite this Form: (Select one) [ILLEGIBLE]
		☐ Yes	PO Box 1390 Columbus, OH 43216
***Requires an additional fee of $1.00***
		☒ No	PO Box 1028 Columbus, OH 43216

Certificate of Amendment by Shareholders or Members (Domestic) Filing Fee $50.00	RECEIVED JUN 15 2010 SECRETARY OF STATE

(CHECK ONLY ONE (1) BOX)

(1) Domestic for Profit ☐ Amended (122-AMAP)	[ILLEGIBLE] ☒ Amendment (125-AMDS)	(2) Domestic Non-Profit ☐ Amended (126-AMAN)	☐ Amendment (128-AMD)

Complete the general information in this section for the box checked above.

Name of Corporation	ADCARE HEALTH SYSTEMS, INC.

Charter Number	601461

Name of Officer	J. SCOTT CUNNINGHAM

Title	CHIEF FINANCIAL OFFICER

☒ Please check if additional provisions attached.

The above named Ohio corporation, does hereby certify that:

☒ A meeting of the	☒ shareholders	☐ directors (non-profit amended articles only)

☐ members was duly called and held on	June 4, 2010
(Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise 95% of the voting power of the corporation.

☐ in a writing signed by all of the       ☐ shareholders     ☐ directors (non-profit amended articles only)

☐ members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.

Clause applies if amended box is checked.

Resolved, that the following amended articles of Incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of Incorporation and all amendments thereto.

This fax was received by GFI FAXmaker fax server. For more information, visit http://www.gfi.com

All of the following Information must be completed if an amended box is checked.

If an amendment box is checked, complete the areas that apply.

FIRST:	The name of the corporation is:

SECOND:	The place in the State of Ohio where its principal office is located is in the City of:

	(city, village or township)	(country)

THIRD:	The purposes of the corporation are as follows:

FOURTH:	The number of shares which the corporation is authorized to have outstanding is: 30,000,000
(Does not apply to box (2))

078198.001

Doc #851379.1

REQUIRED	/s/ J. Scott Cunningham	6/14/10
Must be authenticated	J. Scott Cunningham, Chief Financial Officer	Date
(signed) by an authorized representative
(See Instructions)

	Authorized Representative	Date

	Authorized Representative	Date

541	Last Revised: May 2002

ADDENDUM

TO

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

ADCARE HEALTH SYSTEMS, INC.

FOURTH (continued):

,divided into two classes consisting of (1) 29,000,000 shares, no par value, common, and (2) 1,000,000 shares of Serial Preferred, which Serial Preferred Shares may be issued for any purpose and for such consideration as may be fixed from time to time by the Board of Directors without further approval from the shareholders except where required by law.